Exhibit 10.3

Execution Copy

CRITEO S.A.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of the 30th day of August, 2013, by and among CRITEO S.A., a French société anonyme, having its registered office at 32, rue Blanche, 75009 Paris, France, registered with the registry of commerce and companies of Paris under number 484 786 249 (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and each of the founders listed on Schedule B hereto, each of whom is referred to herein as a “Founder” and together with the Company and the Investors, the “Parties” and each, a “Party.”

RECITALS

WHEREAS, the Parties are parties to that certain Shareholders’ Agreement dated as of December 20, 2007, as amended on April 16, 2009, April 23, 2010, June 27, 2011 and September 14, 2012 (the “Shareholders’ Agreement”); and

WHEREAS, the Shareholders’ Agreement provides, inter alia, that in the event that an IPO is carried out in the United States, the Investors and the Founders shall enter into a registration rights agreement; and

WHEREAS, the Company is contemplating an IPO in the United States and, as a result, the Parties wish to enter into this Agreement in order to govern the rights of the Parties to cause the Company to register Ordinary Shares issuable to the Parties;

NOW, THEREFORE, the Parties and the Company hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “American Depositary Shares” or “ADSs” means those certain American Depositary Shares issued pursuant to a deposit agreement by and among the Company, Bank of New York Mellon (or any successor thereto), as depositary, and the owners and holders of American Depositary Shares, as such agreement may from time to time be amended, each initially representing the right to receive one Ordinary Share.

1.3 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii)

an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an equity incentive, share purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

1.7 “Foreign Private Issuer” means a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

1.8 “Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC for use by a Foreign Private Issuer or, if the Company is no longer a Foreign Private Issuer, a Form S-1 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC for use by domestic issuers.

1.9 “Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC for use by a Foreign Private Issuer that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC or, if the Company is no longer a Foreign Private Issuer, a Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC for use by domestic issuers that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.12 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13 “IPO” means the Company’s first underwritten public offering of ADSs representing its Ordinary Shares under the Securities Act.

1.14 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.15 “Ordinary Shares” means the ordinary shares of the Company. Nominal value €0.01 per share.

1.16 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.17 “Preferred Shares” means, collectively, the Company’s Series A Preferred Shares, Series B Preferred Shares, Series B2 Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

1.18 “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Series A Preferred Shares, Series B Preferred Shares, Series B2 Preferred Shares, Series C Preferred Shares and Series D Preferred Shares outstanding immediately prior to the effective date of the registration statement for the IPO; (ii) any other Ordinary Shares held by an Investor immediately prior to the effective date of the registration statement for the IPO and (iii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) or (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.19 “Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.20 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.21 “SEC” means the Securities and Exchange Commission.

1.22 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.23 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.24 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.25 “Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel (as defined in Section 2.6) borne and paid by the Company as provided in Subsection 2.6.

1.26 “Series A Preferred Shares” means the series A preferred Shares (actions de préference de catégorie A) issued by the Company and outstanding on the date hereof.

1.27 “Series B Preferred Shares” means the series B preferred Shares (actions de préference de catégorie B) issued by the Company and outstanding on the date hereof.

1.28 “Series B2 Preferred Shares” means the series B2 preferred Shares (actions de préference de catégorie B2) issued by Company and outstanding on the date hereof.

1.29 “Series C Preferred Shares” means the series C preferred Shares (actions de préference de catégorie C) issued by the Company and outstanding on the date hereof.

1.30 “Series D Preferred Shares” means the series D preferred Shares (actions de préference de catégorie D) issued by the Company and outstanding on the date hereof.

1.31 “Shares” means the shares issued or to be issued by the Company in representation of its capital irrespective of their class or category.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form F-1 Demand. If at any time after the six (6) month anniversary of the effective date of the registration statement for the IPO, the Company receives a request from Holders of thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form F-1 registration statement with respect to that number of Registrable Securities that would result in an anticipated aggregate offering price, net of Selling Expenses, in excess of $5 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b) Form F-3 Demand. If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form F-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b): (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

(e) Notwithstanding anything to the contrary herein, unless the Company has previously caused the Ordinary Shares to be listed on a national securities exchange or trading system (it being acknowledged that the Company shall have no obligation to so list the Ordinary Shares) and a market exists for the Ordinary Shares not held in the form of ADSs, in any registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), any Registrable Securities sold pursuant thereto shall be in the form of ADSs.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or the IPO), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration, provided that unless the Company will in connection with such registration cause, or has previously caused, the Ordinary Shares to be listed on a national securities exchange or trading system (it being acknowledged that the Company shall have no obligation to so list the Ordinary Shares) and a market for the Ordinary Shares not held in the form of ADSs exists or is expected to exist immediately following such registration, any Registrable Securities included in such registration pursuant to this Section 2.2 shall be sold pursuant thereto in the form of ADSs. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6. Notwithstanding any provision in the Shareholders’ Agreement to the contrary, the Holders acknowledge and agree that they shall have no rights pursuant to this Subsection 2.2 in respect of the IPO.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities (other than Registrable Securities) are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of the Company’s share capital pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering; or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such US jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement (or the ADSs representing such Registrable Securities) to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities (or the ADSs representing such Registrable Securities), in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; and provided, further, that the company shall not be required to pay for any expenses or fees of any IPO registration proceeding to the extent prohibited by French law. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of Ordinary Shares or any other equity securities under the Securities Act on a registration statement on Form F-1 in connection with the Company’s IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Preferred Shares). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12 Restrictions on Transfer.

(a) The Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument, if any, representing (i) the Preferred Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earlier to occur of:

(a) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(b) the five (5) year anniversary of the IPO.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 5% of the Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or shareholder of a Holder; (2) who is a Holder’s Immediate Family

Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2 Governing Law. This Agreement shall be governed by the internal law of the State of New York without giving effect to any applicable principles of conflicts of law to the extent that the application of the law of any other jurisdiction would be required thereby.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective Investors at their addresses as set forth on Schedule A, to the respective Founders at their addresses as set forth on the books and records of the Company, or to the Company at the principal office of the Company and to the attention of the Chief Executive Officer, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 3.5. If notice is given to the Company, a copy shall also be sent to Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116 USA Attn: Nicole C. Brookshire.

3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to (a) Registrable Securities without the written consent of the holders of a majority of the Registrable Securities then outstanding or (b) any Investor or Founder without the written consent of such Investor or Founder, unless such amendment, termination, or waiver applies to all Investors or Founders, as the case may be, in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8 Aggregation of Shares. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, Articles 11.2 and 11.3 of the Shareholders’ Agreement shall be deemed superseded and replaced in their entirety by this Agreement, and shall be of no further force or effect.

3.10 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York, in each case, located in the Borough of Manhattan, City of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of New York or the United States District Court for the Southern District of New York, in each case, located in the Borough of Manhattan, City of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement.

3.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.12 Acknowledgement of the Termination of the Shareholders’ Agreement. The Parties acknowledge that in accordance with its terms the Shareholders’ Agreement will automatically terminate on the date of completion of an IPO. Further the Parties agree that Article 20.3 of the Shareholders’ Agreement providing for a non compete undertaking of the Founders will terminate effective as of the effectiveness of that certain Non-Compete Agreement, dated as of August 2, 2013, by and among Mr. Jean-Baptiste Rudelle, Mr. Franck Le Ouay, Mr. Romain Niccoli and the Company.

3.13 Effectiveness. This Agreement shall be effective when executed by the Company and by each other person or entity which is party to the Shareholders Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Mr. Jean-Baptiste RUDELLE Acting in his own name and in the name of MERIACTIVE SAS	Mr. Franck LE OUAY

Mr. Romain NICCOLI

FCPR ELAIA VENTURES

FCPI 123 MULTINOVA EUROPE

COMPARTIMENT DYNAMIQUE

FCPI 123 MULTINOVA EUROPE

COMPARTIMENT EQUILIBRE

FCPI 123 MULTINOVA IV

COMPARTIMENT DYNAMIQUE

FCPI 123 MULTINOVA IV

COMPARTIMENT EQUILIBRE

represented by Elaia Partners,

itself represented by Marie Ekeland

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

FCPI ALLIANZ INNOVATION 6

FCPI ALLIANZ INNOVATION 7

FCPI IDINVEST CROISSANCE 2005

FCPI POSTE INNOVATION 8

FCPI CAPITAL CROISSANCE

FCPI OBJECTIF INNOVATION PATRIMOINE

FCPI CAPITAL CROISSANCE 2

FCPI OBJECTIF INNOVATION PATRIMOINE 2

FCPI ALLIANZ ECO INNOVATION

FCPI OBJECTIF INNOVATION 3

FCPI ALLIANZ ECO INNOVATION 2

FCPI OBJECTIF INNOVATION 4

FCPI IDINVEST FLEXIBLE 2016

FCPI LA BANQUE POSTALE INNOVATION 11

FCPI CAPITAL CROISSANCE 4

FCPI OBJECTIF INNOVATION PATRIMOINE 4

FCPI STRATEGIE PME 2011

FCPI IDINVEST PATRIMOINE

FCPI ALLIANZ ECO INNOVATION 3

FCPI OBJECTIF INNOVATION 5

FCPI IDINVEST CROISSANCE

FCPI CAPITAL CROISSANCE No5

FCPI OBJECTIF INNOVATION PATRIMOINE No5

FCPI IDINVEST PATRIMOINE 2

represented by Idinvest Partners,

itself represented by Benoist Grossmann

INDEX VENTURES IV (JERSEY) L.P. INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND (JERSEY) L.P. represented by its Managing General Partner: Index Venture Associates IV Limited, itself represented by

YUCCA (JERSEY) SLP represented by Ogier Employee Benefit Services Limited in its capacity as administrator of the Index Co-Investment Scheme, itself represented by	PENTAVEST S.AR.L represented by

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INDEX VENTURE ASSOCIATES IV LIMITED as Managing General Partner of Index Ventures IV (Jersey) LP, represented by

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

FOURVEST SARL represented by	BESSEMER VENTURE PARTNERS ENFORTA COÖPERATIEF U.A. represented by ATC Management B.V., itself represented by

SOFTBANK PRINCEVILLE INVESTMENTS, L.P., represented by its general partner, SB PV GP, L.P., represented by its general partner, SB PV GP LLC, itself represented by	Adams Street 2008 Direct Fund, L.P., represented by its general partner, ASP 2008 Direct Management LLC, represented by its managing member, Adams Street Partners LLC, itself represented by

Adams Street 2009 Direct Fund, L.P., represented by its general partner, ASP 2009 Direct Management LLC, represented by its managing member, Adams Street Partners LLC, itself represented by	Adams Street 2010 Direct Fund, L.P., represented by its general partner, ASP 2010 Direct Management LLC, represented by its managing member, Adams Street Partners LLC, itself represented by

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

Adams Street 2011 Direct Fund, L.P.,

represented by its general partner, ASP 2011

Direct Management LLC,

represented by its general partner,

ASP 2011 Direct Management LLC,

represented by its managing member,

Adams Street Partners LLC,

itself represented by

Adams Street 2012 Direct Fund, L.P.,

represented by its general partner, ASP 2012

Direct Management LLC,

represented by its general partner,

ASP 2012 Direct Management LLC,

represented by its managing member,

Adams Street Partners LLC,

itself represented by

SAP VENTURES FUND I, L.P. a Delaware limited partnership represented by its general partner, SAP VENTURES (GPE) I, L.L.C., itself represented by	SAP VENTURES FUND I, L.P. a Delaware limited partnership represented by its general partner, SAP VENTURES (GPE) I, L.L.C., itself represented by

CRITEO represented by Jean-Baptiste Rudelle

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

YAHOO JAPAN CORPORATION represented by Manubu Miyasaka

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE A

Investors

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FCPR Elaia Ventures, Fonds Commun de Placements à Risques represented by its general partner Elaia Partners, société par actions simplifiée governed by the laws of France with a share capital of EUR 200,000, whose registered office is 54, rue de Ponthieu, 75008 Paris, registered with the registry of trade and companies of Paris under number 443 990 668, itself represented by Marie Ekeland, duly authorized

•

FCPI 123 Multinova Europe Compartiment Dynamique, Fonds Commun de Placements pour l‘Innovation represented by Elaia Partners, société par actions simplifiée governed by the laws of France with a share capital of EUR 200,000, whose registered office is 54, rue de Ponthieu, 75008 Paris, registered with the registry of trade and companies of Paris under number 443 990 668, itself represented by Marie Ekeland duly authorized, pursuant to a delegation of management (délégation de gestion) granted by its general partner 123 Venture, société anonyme with a share capital of EUR 534,706, whose registered office is 42, avenue Raymond Poincaré, 75016 Paris, registered with the registry of trade and companies of Paris under number 432 510 345

•

FCPI 123 Multinova Europe Compartiment Equilibre, Fonds Commun de Placements pour l‘Innovation represented by Elaia Partners, société par actions simplifiée governed by the laws of France with a share capital of EUR 200,000, whose registered office is 54, rue de Ponthieu, 75008 Paris, registered with the registry of trade and companies of Paris under number 443 990 668, itself represented by Marie Ekeland duly authorized, pursuant to a delegation of management (délégation de gestion) granted by its general partner 123 Venture, société anonyme with a share capital of EUR 534,706, whose registered office is 42, avenue Raymond Poincaré, 75016 Paris, registered with the registry of trade and companies of Paris under number 432 510 345

•

FCPI 123 Multinova IV Compartiment Dynamique, Fonds Commun de Placements pour l‘Innovation represented by Elaia Partners, société par actions simplifiée governed by the laws of France with a share capital of EUR 200,000, whose registered office is 54, rue de Ponthieu, 75008 Paris, registered with the registry of trade and companies of Paris under number 443 990 668, itself represented by Marie Ekeland duly authorized, pursuant to a delegation of management (délégation de gestion) granted by its general partner 123 Venture, société anonyme with a share capital of EUR 534,706, whose registered office is 42, avenue Raymond Poincaré, 75016 Paris, registered with the registry of trade and companies of Paris under number 432 510 345

•

FCPI 123 Multinova IV Compartiment Equilibre, Fonds Commun de Placements pour l‘Innovation represented by Elaia Partners, société par actions simplifiée governed by the laws of France with a share capital of EUR 200,000, whose registered office is 54, rue de Ponthieu, 75008 Paris, registered with the registry of trade and companies of Paris under number 443 990 668, itself represented by Marie Ekeland duly authorized, pursuant to a delegation of management (délégation de gestion) granted by its general partner 123 Venture, société anonyme with a share capital of EUR 534,706, whose registered office is 42, avenue Raymond Poincaré, 75016 Paris, registered with the registry of trade and companies of Paris under number 432 510 345

•

FCPI ALLIANZ INNOVATION 6, Fonds Commun de Placements pour l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

•

FCPI ALLIANZ INNOVATION 7, Fonds Commun de Placements pour l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

•

FCPI IDINVEST CROISSANCE 2005, Fonds Commun de Placements pour l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

•

FCPR POSTE INNOVATION 8, Fonds Commun de Placements à Risques, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

•

FCPI CAPITAL CROISSANCE, Fonds Commun de Placements pour l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

•

FCPI OBJECTIF INNOVATION PATRIMOINE, Fonds Commun de Placements pour l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry trade and companies of Paris under number 414 7,35 75, itself represented by Marie Ekeland, duly authorized

•

FCPI CAPITAL CROISSANCE 2, Fonds Commun de Placements pour l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

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FCPI OBJECTIF INNOVATION PATRIMOINE 2, Fonds Commun de Placements pour l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

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FCPI ALLIANZ ECO INNOVATION, Fonds Commun de Placements dans l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

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FCPI OBJECTIF INNOVATION 3, Fonds Commun de Placements dans l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

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FCPI ALLIANZ ECO INNOVATION 2, Fonds Commun de Placements dans l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by’ Marie Ekeland, duly authorized

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FCPI OBJECTIF INNOVATION 4, Fonds Commun de Placements dans l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

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FCPI IDINVEST FLEXIBLE 2016, Fonds Commun de Placements dans l‘Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175, itself represented by Marie Ekeland, duly authorized

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FCPI LA BANQUE POSTALE INNOVATION 11, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI CAPITAL CROISSANCE 4, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI OBJECTIF INNOVATION PATRIMOINE 4, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI STRATEGIE PME 2011, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI IDINVEST PATRIMOINE, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI ALLIANZ ECO INNOVATION 3, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI OBJECTIF INNOVATION 5, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI IDINVEST CROISSANCE, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI CAPITAL CROISSANCE n°5, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI OBJECTIF INNOVATION PATRIMOINE n°5, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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FCPI IDINVEST PATRIMOINE 2, Fonds Commun de Placements dans l’Innovation, represented by its general partner, Idinvest Partners, société anonyme à directoire et conseil de surveillance with a share capital of EUR 1,000,000, whose registered office is 117, avenue des Champs Elysées, 75008 Paris registered with the registry of trade and companies of Paris under number 414 735 175,

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INDEX VENTURES IV (JERSEY) L.P., a Jersey limited partnership, represented by its general partner, Index Venture Associates IV Limited, a Jersey limited company with its registered office at Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands

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INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND (JERSEY) L.P., a Jersey limited partnership, represented by its general partner, Index Venture Associates IV Limited, a Jersey limited company with its registered office at Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands

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INDEX VENTURE ASSOCIATES IV LIMITED, a company incorporated in Jersey with its registered office at Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands, registered under number 95410 in the registry of companies maintained by the Jersey Financial Services Commission

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YUCCA (JERSEY) SLP, a limited partnership represented by its authorised signatory, Ogier Employee Benefit Services Limited, a Jersey limited company with its registered office at Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands in its capacity as administrator of the Index Co-Investment Scheme

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PENTAVEST S.àr.l, a Luxembourg société à responsabilité limitée with its registered office at 41, Boulevard Prince Henri, L-1724 Luxembourg, registered with the Luxembourg Trade and Companies Registry under number B154065 (“Pentavest”)

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FOURVEST S.àr.l, a Luxembourg société à responsabilité limitée with its registered office at 41, Boulevard Prince Henri, L-1724, Luxembourg, registered with the Luxembourg Trade and Companies Registry under number B152570

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BESSEMER VENTURE PARTNERS ENFORTA COÖPERATIEF U.A., a coöperatief represented by ATC Management B.V., governed by the laws of the Netherlands, whose registered office is located Roeskestraat 123, 1076 EE Amsterdam, The Netherlands, registered at the Dutch Trade Register under the number 34291745, (“Bessemer”)

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SOFTBANK PRINCEVILLE INVESTMENTS, L.P., a Guernsey limited partnership, represented by its general partner, SB PV GP, L.P., a Caymans Islands exempted limited partnership, itself represented by its general partner, SB PV GP LLC, a Delaware limited liability company, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 duly authorized

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Adams Street 2008 Direct Fund, L.P., a Delaware limited partnership, represented by its general partner, ASP 2008 Direct Management LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, itself represented by its managing member, Adams Street Partners LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, duly authorized

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Adams Street 2009 Direct Fund, L.P., a Delaware limited partnership, represented by its general partner, ASP 2009 Direct Management LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, itself represented by its managing member, Adams Street Partners LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, duly authorized

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Adams Street 2010 Direct Fund, L.P., a Delaware limited partnership, represented by its general partner, ASP 2010 Direct Management LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, itself represented by its managing member, Adams Street Partners LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, duly authorized

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Adams Street 2011 Direct Fund, L.P., a Delaware limited partnership, represented by its general partner, ASP 2011 Direct Management LP, a Delaware limited partnership, itself represented by its general partner, ASP 2011 Direct Management LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, itself represented by its managing member, Adams Street Partners LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, duly authorized

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Adams Street 2012 Direct Fund, L.P., a Delaware limited partnership, represented by its general partner, ASP 2012 Direct Management LP, a Delaware limited partnership, itself represented by its general partner, ASP 2012 Direct Management LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, itself represented by its managing member, Adams Street Partners LLC, a Delaware limited liability company, with its registered office at One North Wacker Drive, Suite 2200, Chicago, IL 60606, duly authorized

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SAP Ventures Fund I, L.P., a Delaware limited partnership, represented by its general partner, SAP VENTURES (GPE) I, L.L.C., a Delaware limited partnership, with its registered office at 1350 Bayshore Hwy, Suite 920, Burlingame, California, USA 94010

•	YAHOO JAPAN CORPORATION, a limited company with its registered office at Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6211 Japan, itself represented by Manabu Miyasaka duly authorized

SCHEDULE B

Founders

Mr. Jean-Baptiste Rudelle

Mr. Franck Le Ouay

Mr. Romain Niccoli

MERIACTIVE SAS, societé par actions simplifiée with a share capital of EUR 15,000, whose registered office is Les Arcosses, 73550 Méribel les Allues, registered with the registry of trade and companies of Chambery under number 512 410 309, itself represented by Mr. Jean-Baptiste Rudelle in his capacity as president